Exhibit 5.1

ATTORNEYS AT LAW 100 North Tampa Street, Suite 2700 Tampa, FL 33602-5810 P.O. Box 3391 Tampa, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

June 8, 2023

MedTech Acquisition Corporation

48 Maple Avenue

Greenwich, Connecticut 06830

Ladies and Gentlemen:

We have acted as counsel for MedTech Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, as amended (Registration No. 333-269138) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to 24,800,000 shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company, issuable pursuant to the Agreement and Plan of Merger, dated as of November 11, 2022, as amended pursuant to that First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023 and that Second Amendment to Agreement and Plan of Merger,  dated as of May 13, 2023, (as amended, the “Merger Agreement”), by and among the Company, MTAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and TriSalus Life Sciences, Inc., a Delaware corporation (“TriSalus”). Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into TriSalus, with TriSalus surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

In connection with the Merger Agreement, the Company will be renamed TriSalus Life Sciences, Inc., in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) by amending its certificate of incorporation (such transaction, together with the Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, including the Prospectus, and the exhibits constituting a part of the Registration Statement; (b) the Merger Agreement; (c) the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, each as filed as exhibits to the Registration Statement; (d) the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company to become effective immediately prior to the consummation of the Merger as contemplated by the Merger Agreement, each as filed as exhibits to the Registration Statement; (e) resolutions of the Board of Directors of the Company; and (f) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.

We have assumed the genuineness of all manual and electronic signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO Salt Lake City SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

June 8, 2023

For the purposes of the opinion set forth below, we have also assumed that (i) in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by such issuance, (ii) prior to the consummation of the Business Combination: (A) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or subject to any stop order issued by the SEC, (B) the stockholders of the Company will have approved, among other things, the Business Combination, (C) all conditions to consummating the Business Combination, including without limitation, those set forth in the Merger Agreement and the Company’s Amended and Restated Certificate of Incorporation in the form attached as Exhibit 3.1 to the Registration Statement will have been satisfied or validly waived, and (D) the Company’s Second Amended and Restated Certificate of Incorporation, in the form attached as Exhibit 3.3 to the Registration Statement shall be in full force and effect and no further amendment, modification or rescission of such Second Amended and Restated Certificate of Incorporation shall have been filed in the office of the Secretary of State of the State of Delaware other than the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of TriSalus Life Sciences, Inc., in the form attached as Exhibit 3.6 to the Registration Statement.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the DGCL (including reported judicial decisions interpreting the DGCL), and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Foley & Lardner LLP